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                                                             EXHIBIT 10.3



                                    AGREEMENT

      THIS AGREEMENT (this "Agreement") is entered into as of December 31,1996, by and between MBW FOODS INC., a Delaware corporation (the "Company"), and FENWAY PARTNERS, INC., a Delaware corporation ("Fenway").

            A. WHEREAS, the Company is a wholly-owned subsidiary of MBW Holdings Inc., a Delaware corporation, which in turn is a wholly-owned subsidiary of MBW Investors LLC, a Delaware limited liability company ("MBW LLC"); and

            B. WHEREAS, contemporaneously with the execution of this Agreement, Fenway Partners Capital Fund, L.P., a Delaware limited partnership (the "Fund"), will acquire membership interests in MBW LLC pursuant to that certain Amended and Restated Limited Liability Company Agreement, dated as of December 31, 1996, among MBW LLC and the members party thereto (the "LLC Agreement"); and

            C. WHEREAS, contemporaneously with the execution of this Agreement, the Company will acquire substantially all of the business and assets comprising the Mrs. Butterworth's business pursuant to an Asset Purchase Agreement, dated as of December 18, 1996, between Conopco, Inc. and the Company; and

            D. WHEREAS, the execution and delivery of this Agreement is a condition precedent to consummation of the foregoing described transactions.


      Now, THEREFORE, in consideration of the mutual promises of the parties hereinafter set forth, Fenway and the Company hereto agree as follows:

      1. Term.

         1.1 Subject to the provisions for termination set forth herein, this Agreement shall be effective as of the date hereof and expire on the earlier of
(A) the fifth anniversary of the date hereof, (B) a sale of substantially all of the equity securities or assets of the Company, MBW Holdings Inc. or MBW LLC, and (C) the date on which (i) the Fund and its Permitted Transferees (as defined in the LLC Agreement) no longer hold 10% of the outstanding Voting Units (as defined in the LLC Agreement) of MBW LLC or (ii) the Fund breaches its covenant under Section 16.1(b) of the LLC
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Agreement (the "Term"); provided, however, that this Agreement shall be renewable automatically annually for one-year terms unless Fenway receives notice of termination prior to the renewal date.

            1.2 The Company, by written notice to Fenway, authorized by a majority of the directors other than those who are representatives of Fenway, may terminate this Agreement for justifiable cause, which shall mean any of the following events: (i) material breach by Fenway of any of its obligations hereunder; (ii) misappropriation by Fenway of funds or property of the Company or other willful breach during the Term; or (iii) gross neglect by Fenway in the fulfillment of its obligations hereunder.

            1.3 Fenway, by thirty (30) days prior written notice to the Company, may terminate this Agreement at any time.

      2.    Compensation.

            In the event that during the Term the Company, MBW Holdings Inc. or MBW LLC either (i) consummates an acquisition of the stock or assets of another entity (including, without limitation, by way of merger or consolidation), enters into a joint venture with another entity, or the effects any similar investment or business combination (each such transaction being an "Acquisition"), or (ii) initiates any discussions or negotiations or undertakes a review of a possible Acquisition that is ultimately consummated within one year following termination of the Term, then in either case the Company shall pay to Fenway on the closing date of such Acquisition, in consideration of services rendered with respect thereto, a transaction fee (a "Transaction Fee") equal to .21875% of the Acquisition Price. For purposes of this Agreement, "Acquisition Price" means the sum of (A) the cash purchase price (including any installment payments), (B) the value of any equity securities issued to the seller in connection with the Acquisition, (C) the face value of any promissory note or other debt instrument issued to the seller in connection with such Acquisition, (D) the amount of any liabilities assumed by the MBW LLC group in connection with such Acquisition (other than ordinary course of business trade payables). In the event the Acquisition Price for a single Acquisition is greater than $250,000,000, Fenway and the Company agree to negotiate in good faith as to a reduction in the percentage of that portion of the Acquisition Price exceeding $250,000,000 payable to Fenway as part of the Transaction Fee.

      3.    Notices and Communications.

            All notices, demands, and communications required or permitted here-


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under shall be in writing and shall be delivered personally to the respective representatives of the Company and Fenway set forth below or shall be mailed by registered mail, postage prepaid, return receipt requested. Notices, demands and communications hereunder shall be effective: (i) if delivered personally, on delivery; or (ii) if mailed, forty-eight (48) hours after deposit thereof in the United States mail addressed to the party to whom such notice, demand, or communication is given. Until changed by written notice, all such notices, demands and communications shall be addressed as follows:

         If to the Company:          MBW Foods Inc.
                                     445 Hutchinson Avenue
                                     Columbus, Ohio 43235
                                     Attn:   Thomas Ferraro

         If to Fenway:               Fenway Partners, Inc.
                                     152 West 57th Street
                                     New York, New York 10019
                                     Attn:   Peter Lamm

      4.    Assignments.

            Fenway shall not assign this Agreement in whole or in part without the prior written consent of the Company; provided, however, that such consent shall not be unreasonably withheld with respect to assignments to Fenway's affiliates or wholly-owned subsidiaries.

            Subject to the foregoing, all the terms and conditions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      5.    Applicable Law and Severability.

            This document shall, in all respects, be governed by the laws of the State of New York applicable to agreements executed and to be wholly performed within the State of New York. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any contrary present or future statute, law, ordinance or regulation, the latter shall prevail, but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.


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      6.    Further Assurances.

            Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

      7.    Attorneys' Fees and Costs.

            The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorneys' fees, costs and disbursements incurred in connection with such proceeding, including but not limited to the reasonable costs of experts, accountants and consultants and all other reasonable costs and services related to the proceeding, including those incurred in any appeal, jointly and severally, from the nonprevailing party or parties.

      8.    Time of the Essence.

            Time is of the essence of this Agreement and all the terms, provisions, covenants and conditions hereof.

      9.    Captions.

            The captions appearing at the commencement of the Sections hereof are descriptive only and for convenience and reference. Should there be any conflicts between any such caption and the Section at the head of which it appears, the Section and not such caption shall control and govern in the construction of this document.

      10.   Modifications or Amendments.

            No amendment, change or modification of this document shall be valid unless it is in writing and signed by all the parties hereto and expressly states that an amendment, change or modification of this Agreement is intended.

      11.   Separate Counterparts.

            This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and be one and the same.


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      12.   Entire Agreement.

            This Agreement shall constitute the entire understanding and agreement between the parties hereto and shall supersede any and all letters of intent, whether written or oral, pertaining to the subject matter of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the date first appearing above.

                                             MBW FOODS INC.


                                             By:  /s/ RAY CHUNG
                                                 -------------------------------
                                                 Name:  Ray Chung
                                                 Title: Executive Vice President


                                             FENWAY PARTNERS, INC.


                                             By: /s/ ANDREA GEISSER
                                                 -------------------------------
                                                 Name:  Andrea Geisser
                                                 Title: Managing Director


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